PRINCIPAL LIFE INSURANCE COMPANY AND SUBSIDIARIES PRINCIPAL LIFE INSURANCE COMPANY State of Domicile: Iowa PRINCIPAL REINSURANCE COMPANY OF VERMONT State of Domicile: Vermont PRINCIPAL HOLDING COMPANY, LLC State of Domicile: Iowa PRINCIPAL REINSURANCE COMPANY OF VERMONT II State of Domicile: Vermont PRINCIPAL DEVELOPMENT INVESTORS, L.L.C. State of Domicile: Delaware PRINCIPAL REAL ESTATE HOLDING COMPANY, LLC State of Domicile: Delaware PRINCIPAL REAL ESTATE FUND INVESTORS, LLC State of Domicile: Delaware PRINCIPAL REINSURANCE COMPANY OF DELAWARE State of Domicile: Delaware GAVI PREHC HC, LLC State of Domicile: Delaware EQUITY FC, LTD. State of Domicile: Iowa PREFERRED PRODUCT NETWORK, INC. State of Domicile: Delaware PRINCIPAL BANK Federally Chartered Bank PRINCIPAL DENTAL SERVICES, INC. State of Domicile: Arizona PRINCIPAL GENERATION PLANT, LLC State of Domicile: Delaware FIRST DENTAL HEALTH State of Domicile: California PETULA ASSOCIATES, LLC State of Domicile: Iowa DELAWARE CHARTER GUARANTEE & TRUST COMPANY D/B/A PRINCIPAL TRUST COMPANY State of Domicile: Delaware PRINCIPAL REAL ESTATE PORTFOLIO, INC. State of Domicile: Delaware PETULA PROLIX DEVELOPMENT COMPANY, LLC State of Domicile: Iowa PRINCIPAL COMMERCIAL ACCEPTANCE, LLC State of Domicile: Delaware GAVI PREPI HC, LLC State of Domicile: Delaware EMPLOYERS DENTAL SERVICES, INC. State of Domicile: Arizona All companies 100% owned unless otherwise indicated. October 3, 2022 PRINCIPAL REINSURANCE COMPANY OF DELAWARE II State of Domicile: Delaware This is proprietary and confidential property of the Principal Financial Services, Inc. ® and is not for use outside the organization without the permission of Janis Winterhof, Vice President and Associate General Counsel. PRINCIPAL ADVISED SERVICES, LLC State of Domicile: Delaware